CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statements (Nos. 33-44648, 33-44649, 33-44650, 33-44651, 33-44653, 33-53914, 33-53912, 33-53916,
33-86684,  33-97190  and  333-01432)  on Form  S-8,  (Nos.  33-66126,  33-68302,
33-77380,  33-81378,  33-87890,  33-98764 and  333-04053)  on Form S-3 and (Nos.
333-12685) on Form S-4 of Integrated Health Services, Inc. of our report dated March 24, 1997, relating to the consolidated balance sheets of Integrated Health Services, Inc. and subsidiaries as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996 and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Integrated Health Services, Inc.

Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in 1995.




Baltimore, Maryland                    KPMG Peat Marwick LLP
March 24, 1997